SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                         ______________


                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report
(Date of earliest event reported):                October 29, 1997
                                                  ---------------


        ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.
        ------------------------------------------------
     (Exact name of registrant as specified in its charter)


   Delaware                 0-21456              06-1361276
----------------         ------------        -----------------
(State or other          (Commission         (I.R.S. Employer
 jurisdiction of          file number)        Identification No.)
 incorporation or
 organization)



488 Main Avenue, Norwalk, Connecticut                06851
---------------------------------------------------------------
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number,
 including area code:                            203-849-2501
                                                 ------------





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Item 5.  Other Events.
         ------------

     General. On October 29, 1997, Electronic Retailing Systems International, Inc. (the "Registrant") and Telepanel Systems Inc. ("Telepanel") executed a Combination Agreement dated such date (the "Combination Agreement"), which provides for the combination of the Registrant and Telepanel pursuant to a plan of arrangement under Canadian law (the "Arrangement"). Under the terms of the transaction (the "Transaction"), Telepanel will be recapitalized and each common share, without par value (collectively, the "Telepanel Common Shares"), of Telepanel will be exchanged for
 .5566 of an exchangeable share (a newly created class of shares) of Telepanel (collectively, the "Exchangeable Shares"). Each Exchangeable Share will entitle the holder thereof to dividend and other rights economically equivalent to those of one share of the common stock, $.01 par value (the "ERS Common Stock"), of the Registrant and, through a voting trust, to vote at meetings of stockholders of the Registrant. The Exchangeable Shares will be exchangeable, at the option of the holder, for ERS Common Stock, on a share-for-share basis. As a result of the Transaction, the Registrant will become the sole beneficial owner of the outstanding Telepanel Common Shares.

     Based on the exchange ratio (the "Exchange Ratio") of .5566 Exchangeable Shares for each Telepanel Common Share, the Registrant will ultimately be required to issue up to 9,992,460 shares of ERS Common Stock in exchange for all Exchangeable Shares issuable upon exchange of the currently outstanding Telepanel Common Shares. In addition, the Registrant will be required to issue up to approximately 2,764,799 shares of ERS Common Stock in respect of Exchangeable Shares exchanged for further Telepanel Common Shares issuable pursuant to outstanding options, warrants and convertible securities of Telepanel. In the event that, prior to the effective date (the "Effective Date") of the Arrangement, Telepanel consummates specified additional financings through the issuance of convertible securities, the Exchange Ratio will be adjusted so as not to be less than .5166 Exchangeable Shares for each Telepanel Common Share.

     The Exchangeable Shares. The Exchangeable Shares will be exchangeable, at any time at the option of the holder, on a one-for-one basis for shares of ERS Common Stock. Pursuant to a voting, support and exchange trust agreement (the "Trust Agreement") to be entered into on the Effective Date by the Registrant and Telepanel, a trustee (the "Trustee"), as holder of one share (the "Voting
Share") of a class of newly-created special voting stock, $.01 par value, of the Registrant, will be entitled to a number of votes on all matters on which holders of ERS Common Stock are entitled to vote equal to the number of Exchangeable Shares outstanding from time to time that are not held by the Registrant or subsidiaries of the Registrant. By furnishing instructions to the Trustee, such holders of Exchangeable Shares will be able to exercise the same voting rights with respect to the Registrant as they would have after exchange of their Exchangeable Shares for ERS Common Stock. Holders of Exchangeable Shares will also be entitled to receive dividends economically equivalent to any dividends paid on the ERS Common Stock. The Trust Agreement will restrict the Registrant from paying dividends on the ERS Common Stock unless equivalent dividends are paid on the Exchangeable Shares. Holders of Exchangeable Shares will also be entitled to participate in any liquidation of the Registrant on the same basis as holders of ERS Common Stock.

     The Exchangeable Shares will, in effect, have no separate economic rights against or in Telepanel and will have no separate voting rights in Telepanel (other than certain limited class rights required under the Canada Business Corporation Act and the right to vote on any change in the fundamental terms of the shares themselves or the related terms in the Trust Agreement).

     Exchange of Exchangeable Shares for ERS Common Stock. Holders of the Exchangeable Shares will be entitled at any time following the effective time (the "Effective Time") of the Arrangement, upon delivery of a certificate representing Exchangeable Shares and a duly executed retraction request, to require Telepanel to redeem such Exchangeable Shares in exchange for an equivalent number of shares of ERS Common Stock. However, Telepanel must deliver all such requests for redemption to the Registrant, whereupon the Registrant instead of Telepanel has the right to purchase the Exchangeable Shares that are the subject of the request for redemption in exchange for an equivalent number of shares of ERS Common Stock. If this right is not exercised, Telepanel is required to effect the requested redemption. On December 31, 2002, subject to acceleration in certain circumstances (the "Automatic Redemption Date"), the Exchangeable Shares are subject to automatic redemption by Telepanel in exchange for an equivalent number of shares of ERS Common Stock. The Registrant has the overriding right, but not the obligation, to acquire the outstanding Exchangeable Shares in exchange for an equivalent number of shares of ERS Common Stock on the last business day prior to the Automatic Redemption Date. In exercising such overriding right, the Registrant will not be required to purchase Exchangeable Shares from itself. If the Registrant exercises the overriding right, Telepanel's obligation to redeem the Exchangeable Shares on the Automatic Redemption Date will terminate.

     Management of the Registrant following Consummation of the Arrangement. The Combination Agreement provides, in part, that the Board of Directors of the Registrant will be expanded, at the Effective Time, to consist of nine members, five of whom are currently directors of the Registrant, three of whom are currently directors of Telepanel and the remaining one of whom has been designated by both the Registrant and Telepanel. The Registrant has agreed that, during the period from the Effective Time until its second anniversary, the Registrant shall nominate and recommend such persons for re-election to the Board of Directors of the Registrant upon expiration of their terms. At the Effective Time, the principal executive authority of the Registrant will be exercised by a Corporate Executive Committee comprised of the Chairman of the Board and two Vice Chairmen of the Board of the Registrant, who will consist of Norton Garfinkle, currently
Chairman of the Board of the Registrant, Bruce F. Failing, Jr., currently Vice Chairman of the Board and Chief Executive Officer of the Registrant, and Christopher Skillen, currently President and Chief Executive Officer of Telepanel.

     Conditions to the Arrangement; Effective Time. The obligations of the Registrant and Telepanel to consummate the Arrangement are subject to the satisfaction or waiver, where permissible, of certain conditions set forth in the Combination Agreement, including obtaining approval of the stockholders of the Registrant and of Telepanel, the approval (without material condition or costs) of the plan of arrangement contemplated by the Combination Agreement by the Ontario Court of Justice (General Division), the receipt of certain consents from the holders of debt of the Registrant and Telepanel and the receipt of certain accountants' letters relating to the Transaction's qualification for pooling-of-interests accounting treatment. It is currently anticipated that the Arrangement will become effective within ten business days of the requisite stockholder approval in the first quarter of 1998.

     Registrant Charter Amendments. In connection with the approval of the Combination Agreement and the transactions contemplated by the Combination Agreement, stockholders of the Registrant will be asked to approve amendments to the certificate of incorporation of the Registrant that will become effective at the Effective Time, and will increase the number of authorized shares of ERS Common Stock from 35,000,000 shares to 50,000,000 shares, and will create the Voting Share.

     Termination. The Combination Agreement may be terminated prior to the Effective Date, whether before or after approval of the stockholders of the Registrant or Telepanel, in circumstances specified in the Combination Agreement, including (i) mutual agreement, (ii) breaches of representations, warranties or covenants by the other party which have a material adverse effect,
(iii) failure of the stockholders of the Registrant or Telepanel to approve the Transaction, (iv) failure of the conditions precedent to closing to be satisfied by May 31, 1998 other than as a result of a breach by the terminating party, and (v) issuance of a final and nonappealable permanent injunction or other order preventing consummation of the Arrangement. Under certain circumstances, Telepanel may be required to cause the payment to the Registrant, or the Registrant may be required to cause the payment to

Telepanel, of a termination fee equal to five percent of the value of Telepanel, depending on the circumstances of the termination.

     Stock Exchange Listings. The Combination Agreement contemplates the listing of the Exchangeable Shares on the Toronto Stock Exchange, subject to the satisfaction of customary requirements. There is no current intention to list the Exchangeable Shares on any other stock exchange in Canada, the United States or any other jurisdiction. The ERS Common Stock is traded on the over-the-counter market, with price quotations reported on The Nasdaq Stock Market, and on the Alternative Investment Market of the London Stock Exchange. There is no current intention to list the ERS Common Stock on any other stock exchange in Canada, the United States or any other jurisdiction.


                           *    *    *

     The full text of the Combination Agreement annexed hereto as
Exhibit 5(a) is hereby in its entirety incorporated by reference in response to this item.


Item 7.   Financial Statements and Exhibits.
          ---------------------------------

     Exhibits.

     The exhibits filed as part of this Current Report on Form 8-K are listed in the attached Index to Exhibits.
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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

                              ELECTRONIC RETAILING SYSTEMS
                               INTERNATIONAL, INC.


                              By s/Bruce F. Failing, Jr.
                                 ---------------------------
                                 Bruce F. Failing, Jr.
                                 Vice Chairman of the Board and
                                 Principal Executive Officer


Dated: November 3, 1997

                        INDEX TO EXHIBITS


Exhibit   Description

5(a) -    Combination Agreement dated as of October
          29, 1997 between the Registrant and
          Telepanel Systems Inc.